UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 13, 2021

EXPRESS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34742	26-2828128
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Express Drive
Columbus, Ohio	43230
(Address of principal executive offices)	(Zip Code)

(614) 474-4001

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.01 par value	EXPR	The New York Stock Exchange
Preferred Stock Purchase Rights	EXPR	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On January 13, 2021, Express, Inc. (the “Company”) and certain of its subsidiaries entered into new senior secured credit facilities (the “New Term Loan Credit Agreement”) and amended its existing asset-based loan credit facility (the “ABL Facility Amendment”). The New Term Loan Credit Agreement establishes a $90 million “first in, last out” term loan facility maturing in May 2024 and a $50 million delayed draw term loan facility maturing in May 2024. Amounts borrowed under the New Term Loan Credit Agreement bear interest at variable rates that are indexed to the London interbank offered rate (“LIBOR”) plus a pricing margin ranging from 8.00% to 8.25% per annum. The ABL Facility Amendment provides for certain modifications to the $250 million asset-based loan credit facility of Express, LLC (the “Borrower”), an indirect, wholly owned subsidiary of the Company, which such facility matures in May 2024. Amounts borrowed under the asset-based loan credit facility bear interest at variable rates that are indexed, at the Borrower’s option, to LIBOR or the base rate, as defined in the credit agreement governing the asset-based loan credit facility, in each case plus a pricing margin. The pricing margin for LIBOR loans ranges from 2.00% to 2.25% per annum. The pricing margin for base rate loans ranges from 1.00% to 1.25% per annum. Additional details regarding the New Term Loan Credit Agreement and the ABL Facility Amendment are set forth below.

Term Loan Facility

On January 13, 2021 (the “Initial Effective Date”), the Company, Express Topco LLC (“Express Topco”), Express Holding, LLC (“Express Holding”), the Borrower, Express GC, LLC (“Express GC”), Express Finance Corp. (“Express Finance”), Express Fashion Logistics, LLC (“Express Fashion”) and Express Fashion Operations, LLC (together with Express Holding, the Borrower, Express GC, Express Finance and Express Fashion, the “Loan Parties”), each (other than the Company) a direct or indirect, wholly-owned subsidiary of the Company, entered into the $140,000,000 Asset-Based Term Loan Agreement (the “Term Loan Facility”), among the Loan Parties, Wells Fargo Bank, National Association (“Wells Fargo”), as administrative agent and collateral agent, and the other lenders named therein (the “Term Loan Lenders”).

The Term Loan Facility provides for a “first in, last out” term loan in an amount equal to $90 million (the “FILO Term Loan”) and a delayed draw term loan facility in an amount equal to $50 million (the “DDTL”). The Term Loan Facility is a senior secured obligation that ranks equally with the Loan Parties’ other senior secured obligations.

The proceeds of the FILO Term Loan and the DDTL will be used, among other things, for working capital and other general corporate purposes.

Amounts borrowed under the FILO Term Loan will be repaid in quarterly installments at a rate of 1.25% per quarter based on the original principal amount of the FILO Term Loan, commencing with the fiscal quarter beginning on or about January 30, 2022. All remaining amounts of the Term Loan Facility outstanding on the maturity date will be paid in full on the maturity date, or May 24, 2024. The Loan Parties must repay amounts incurred under the Term Loan Facility with net proceeds from the incurrence of certain additional debt, after payment in full and termination of the $250 million asset-based loan credit facility, when outstanding loans under the Term Loan Facility and asset-based loan credit facility exceed the aggregate borrowing base under the Term Loan Facility and asset-based loan credit facility, and, in the case of the DDTL only, with tax refund proceeds payable to the Company pursuant to The Coronavirus Aid, Relief, and Economic Security Act (the “CARES Act”). Voluntary prepayments under the Term Loan Facility are permitted at any time upon proper notice and subject to minimum dollar amounts and, in certain instances, a prepayment fee.

Amounts borrowed under the Term Loan Facility will bear interest at a variable rate indexed to LIBOR plus a pricing margin ranging from 8.00% to 8.25% per annum, as determined in accordance with the provisions of the Term Loan Facility based on EBITDA, as of any date of determination, for the most recently ended twelve month period. Interest payments under the Term Loan Facility are due on the first day of each calendar month.

The Term Loan Facility is subject to a borrowing base which is calculated based on specified percentages of eligible inventory, credit card receivables, intellectual property and, after the advance of the DDTL, the lesser of the amount of the tax refund claim under the CARES Act and the outstanding amount of the DDTL.

The Term Loan Facility requires the Borrower to maintain minimum excess availability of at least the greater of (i) $25 million or (ii) 10% of the sum of (x) Amended ABL Facility (defined below) loan cap (calculated without giving effect to any term pushdown reserve) plus (y) the lesser of (A) the outstanding principal balance under the Term Loan Facility and (B) the term loan borrowing base. In addition, the Term Loan Facility contains customary covenants and restrictions on the Company’s and its subsidiaries’ activities, including, but not limited to, limitations on the incurrence of additional indebtedness, liens, negative pledges, guarantees, investments, loans, asset sales, mergers, acquisitions, prepayment of other debt, distributions, dividends, the repurchase of capital stock, transactions with affiliates, the ability to change the nature of its business or its fiscal year, and permitted activities of the Company.

The Term Loan Facility includes customary events of default that, include among other things, non-payment defaults, inaccuracy of representations and warranties, covenant defaults, cross-default to material indebtedness, bankruptcy and insolvency defaults, material judgment defaults, ERISA defaults, structural defaults under the loan documents and a change of control default. The occurrence of an event of default could result in the acceleration of the obligations under the Term Loan Facility. Under certain circumstances, a default interest rate will apply on any amount payable under the Term Loan Facility during the existence of an event of default at a per annum rate equal to 2.00% above the applicable interest rate for any principal and 2.00% above the rate applicable for base rate loans for any other interest.

Borrower is also obligated to pay other customary closing fees, arrangement fees and administration fees for a credit facility of this size and type.

All obligations under the Term Loan Facility are guaranteed by the Loan Parties (other than the Borrower) and secured by (a) a second priority lien on, substantially all of the Loan Parties’ working capital assets, including cash, accounts receivable, and inventory, and (b) a first priority lien on, substantially all of the Loan Parties’ non-working capital assets, including intellectual property, and the tax refund payable to the Company pursuant to the CARES Act, in each case, subject to certain permitted liens.

The description of the Term Loan Facility in this Current Report on Form 8-K is qualified in its entirety by reference to the complete text of the Term Loan Facility, a copy of which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Amendment of ABL Credit Agreement

On the Initial Effective Date, the Loan Parties entered into the Second Amendment to the Second Amended and Restated $250,000,000 Asset-Based Loan Credit Agreement and the Second Amendment to the Amended and Restated Security Agreement, among the Loan Parties, the lenders party thereto, and Wells Fargo, as administrative agent, as collateral agent, as issuing bank and as swing line lender (the “ABL Facility Amendment”). The ABL Facility Amendment amends the Loan Parties’ existing asset-based revolving credit facility (the “ABL Facility” and, as amended by the ABL Facility Amendment, the “Amended ABL Facility”), which is scheduled to expire on May 24, 2024.

The ABL Facility Amendment added the Company and Express Topco as Loan Parties, fully obligated and bound by all of the respective covenants, representations, warranties and events of default.

Under the Amended ABL Facility, revolving loans may be borrowed, repaid and reborrowed until May 24, 2024, at which time all amounts borrowed must be repaid. Borrowings under the Amended ABL Facility bear interest at variable rates that are indexed, at the Borrower’s option, to LIBOR or the base rate as defined in the credit agreement governing the asset-based loan credit facility, in each case plus a pricing margin. The pricing margin for LIBOR loans ranges from 2.00% to 2.25% per annum, and the pricing margin for base rate loans ranges from 1.00% to 1.25% per annum, in each case as determined in accordance with the provisions of the Amended ABL Facility based on average daily excess availability. The Amended ABL Facility has a maximum borrowing amount of $250 million, subject to a borrowing base which is calculated based on specified percentages of eligible inventory, credit card receivables and cash, less certain reserves. Commitment reductions and termination of the Amended ABL Facility prior to the maturity date is permitted, subject in certain instances to a prepayment fee.

The unused line fee payable under the Amended ABL Facility is 0.375% per annum when average daily excess availability during an applicable fiscal quarter is greater than or equal to 50% of the borrowing base and 0.20% per annum when average daily excess availability is less than 50% of the borrowing base, payable quarterly in arrears on the first day of each calendar month. The Borrower is also obligated to pay other customary closing fees, arrangement fees, administration fees and letter of credit fees for a credit facility of this size and type.

Interest payments under the Amended ABL Facility are due on the first day of each calendar month for base rate loans. Interest payments under the Amended ABL Facility are due on the last day of the interest period for LIBOR loans for interest periods of one and three months, and additionally every three months after the first day of the interest period for LIBOR loans for interest periods of greater than three months.

The Amended ABL Facility requires the Borrower to maintain minimum excess availability of at least the greater of (i) $25 million or (ii) 10% of the sum of (x) Amended ABL Facility loan cap (calculated without giving effect to any term pushdown reserve) plus (y) the lesser of (A) the outstanding principal balance under the Term Loan Facility and (B) the term loan borrowing base. Subject to certain conditions, the Amended ABL Facility restricts prepayment of the Term Loan Facility, except in connection with a prepayment made solely from the tax refund payable to the Company pursuant to the CARES Act. In addition, the Amended ABL Facility contains customary covenants and restrictions on the Company’s and its subsidiaries’ activities, including, but not limited to, limitations on the incurrence of additional indebtedness, liens, negative pledges, guarantees, investments, loans, asset sales, mergers, acquisitions, prepayment of other debt, distributions, dividends, the repurchase of capital stock, transactions with affiliates, the ability to change the nature of its business or its fiscal year, and permitted activities of the Company.

The Amended ABL Facility includes customary events of default that, include among other things, non-payment defaults, inaccuracy of representations and warranties, covenant defaults, cross-default to material indebtedness, bankruptcy and insolvency defaults, material judgment defaults, ERISA defaults, structural defaults under the loan documents and a change of control default. The occurrence of an event of default could result in the acceleration of the obligations under the Amended ABL Facility. Under certain circumstances, a default interest rate will apply on any amount payable under the Amended ABL Facility during the existence of an event of default at a per annum rate equal to 2.00% above the applicable interest rate for any principal and 2.00% above the rate applicable for base rate loans for any other interest.

All obligations under the Amended ABL Facility are guaranteed by the Loan Parties (other than the Borrower) and secured by (a) a first priority lien on, substantially all of the Loan Parties’ working capital assets, including cash, accounts receivable, and inventory, and (b) a second priority lien on, substantially all of the Loan Parties’ non-working capital assets, including intellectual property, and the refund payable to the Company pursuant to the CARES Act, in each case, subject to certain permitted liens. Approximately $60 million of the proceeds from the Term Loan Facility were used to repay the Amended ABL Facility, which previously had $165 million in outstanding revolving borrowings. As of January 13, 2021, there were approximately $106 million in outstanding revolving borrowings under the Amended ABL Facility.

The description of the Amended ABL Facility in this Current Report on Form 8-K is qualified in its entirety by reference to the complete text of the Amended ABL Facility, a copy of which is filed as Exhibit 10.2 hereto and is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

A copy of the Company’s press release announcing the New Term Loan Credit Agreement and the ABL Facility Amendment is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information in this Item 7.01, including Exhibit 99.1, in this Form 8-K is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that Section. The information in this Form 8-K shall not be incorporated by reference into any filing under the Securities Act of 1933, except as shall otherwise be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statement and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit

10.1	$140,000,000 Asset-Based Term Loan Agreement, dated January 13, 2021.

10.2	Second Amendment to Second Amended and Restated $250,000,000 Asset-Based Loan Credit Agreement, dated January 13, 2021.

99.1	Press Release of Express, Inc., dated January 14, 2021.

104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: January 14, 2021	EXPRESS, INC.

	By:	/s/ Periclis Pericleous
	Name:	Periclis Pericleous
	Title:	Senior Vice President, Chief Financial
Officer and Treasurer